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                                  EXHIBIT 10.20




June 26, 1998




Mr. Donald Reiser
5657 Ravenel Lane
Springfield, VA 22151

Dear Don:

As the result of our discussions this week, the Company has accepted your resignation. We sincerely appreciate your contribution to the Company for the past sixteen years. Because of the circumstances discussed, the Company has agreed to the following:

1. Your termination as an employee of Sensys Technologies is effective at the end of the regular work day on July 17, 1998. All authority to discharge contracts, agreements, personnel activities, or to perform any duties as an employee will be terminated at that time.

2. You will receive severance pay for the period from July 20, 1998 through January 15, 1999 at your regular bi-weekly salary of $5,577.60 less the required deductions, payable in accordance with Sensys Technologies Inc. normal payroll practices. During this period I ask that you agree to work from time to time when reasonably available.

3. You will receive payment for your excess vacation hours in two equal payments on July 15, 1998 and September 15, 1998. Your will be paid for the balance of your accrued vacation leave in your final severance check on January 29, 1999. In accordance with Company policy, your unused personal leave and sick leave have no cash value at separation.

4. Your health insurance coverage will continue through January 1999 through normal payroll deductions. After January 1999, you will be eligible to extend coverage at your own expense pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act (COBRA).

5. If you wish, you may continue your contributions to the 401(k) through January 15, 1999. However, a 401(k) Company match will be made only on contributions which you have made through July 17, 1998. If the Company makes a discretionary profit sharing contribution this year, it will be based on your compensation through July 17, 1998.

6. Effective July 17, 1998, your vacation and sick leave accruals will cease, and group life insurance, and long-term and short-term disability insurance coverage will be terminated.

7. You may continue to use the Company car through September 30, 1998. However, you will be responsible for gasoline and telephone expenses after July 17, 1998. If you elect to keep the car, the lease must be transferred by October 1, 1998.

Mr. Donald Reiser
June 26, 1998
Page 2



8. A Consulting Agreement will be executed for a one year period starting on January 18, 1999 and ending on January 18, 2000, at a daily rate of $700. Your security clearances will remain active during this period.

9. You shall return any telephone and credit cards, building keys, card keys, records, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, documents, property, or reproductions of any aforementioned items belonging to Sensys Technologies Inc. on July 17, 1998.

10.  You shall complete and submit any expense reports by July 17, 1998.

11. You have previously signed an Agreement with respect to inventions, patents and secrecy with the Company. We anticipate that you will continue to abide by that agreement. If you should need a copy of this agreement, one will be provided to you by Connie Knoernschild.

In order to qualify for the severance pay and continued insurance coverage, you must complete the attached Release and Settlement Agreement. Please read this agreement carefully before signing. The agreement advises you to consult with an attorney before signing. The law under which this release is issued specifies that you must be granted 21 days in which to sign the agreement and an additional 7 days in which the agreement may be revoked. You are not required to wait 21 days before signing the agreement. The severance pay will not begin to be paid until 7 days after you have signed the agreement.


Sincerely,

SENSYS TECHNOLOGIES INC.


/s/ S.R. Perrino

S.R. Perrino
President

Attachment - Release and Settlement Agreement


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                        RELEASE AND SETTLEMENT AGREEMENT


THIS AGREEENT is made this 17th day of July, 1998 between Donald Reiser (hereinafter "Employee") and Sensys Technologies, Inc. (hereinafter "Employer"). The Agreement sets forth:

                                    RECITALS

         A.       Employee is employed by Employer; and

         B. Effective July 17, 1998, Employee's employment with Employer will be retired due to the Employer's decision to request that the Employee retire (hereinafter "retirement date"); and

         C. Employee and Employer recognize that severance pay would be of assistance to Employee; and

         In consideration of the foregoing and of the promises and the mutual covenants contained herein, it is hereby agreed between Employee and Employer as follows:


1. Employer agrees to pay Employee severance pay from July 20, 1998 through January 15, 1999 (less appropriate withholdings).

2. Employer also agrees to pay the Employer's cost of medical premiums through January 31, 1999.

3. Employee recognizes that the amounts to be paid pursuant to Paragraphs 1 and 2 above are in excess of any earned wages or benefits due and owing Employee through his retirement date.

4. In exchange for the good and valuable consideration set forth in Paragraphs 1 and 2, Employee agrees to release, waive and discharge any and all manner of action, causes of action, claims, rights, charges, suits, damages, debts, demands, obligations, attorneys fees, or any and all other liabilities or claims of whatsoever nature, whether in law or in equity, known or unknown, including, but not limited to any claim and/or claim of damages or other relief for tort, breach of contract, personal injury, negligence, age discrimination under The Age Discrimination In Employment Act of 1967 (as amended), employment discrimination prohibited by other federal, state or local laws including sex, race, national origin, marital status, age, handicap, height, weight, or religious discrimination, and any other claims for unlawful employment practices which Employee has claimed or may claim or could claim in any local, state or federal forum, against Employer, its directors, officers, employees, successors and assigns and its parent affiliates and subsidiaries, and all others, as a result of Employee's employment at and separation of employment from Employer.

5. Employee understands that he does not waive rights or claims that may arise after the date this Agreement is executed.

6. Employee further agrees that he has read this Agreement carefully and understands all of its terms.

7. Employee understands and agrees that he is advised to consult with an attorney prior to executing this Agreement.

8. Employee understands and agrees that he has been given 21 days within which to consider this Agreement.

9. Employee understands and agrees that he may revoke this Agreement for a period of seven calendar days following the execution of this Agreement. The Agreement is not effective until this revocation period has expired. Employee understands that any revocation, to be effective, must be in writing and either (a) postmarked within seven days of execution of this Agreement and addressed to the Human Resources Department to the attention of Connie Knoernschild or (b) hand delivered to Ms. Knoernschild. Employee understands that if revocation is made by mail, mailing by certified mail, return receipt requested is recommended to show proof of mailing.

Release and Settlement Agreement
Donald Reiser
Page 2


10. In agreeing to sign this Release and Settlement Agreement, Employee is doing so completely voluntarily and agrees that he has not relied on any oral statements or explanations made by Employer or its representatives.

11. Both parties agree to keep the facts, terms, and amount of this Agreement confidential and neither party will hereafter disclose any information concerning this Agreement to anyone, except to legal and accounting advisors and except as may be required by law and as is necessary for legitimate enforcement or compliance purposes.

12. The execution of this Agreement shall not be construed as an admission of a violation of any statute or law or a breach of and duty or obligation by either party to this agreement.

13. Both parties agree that this Agreement shall be governed by, and interpreted in accordance with the laws of the State of Virginia.

14. In the event that a provision of this Agreement, or any portion thereof, is judicially determined to be unenforceable as written, such provision shall be construed so as to give it the maximum effect permitted under applicable law.

15. This agreement, (including the terms set forth in the attached letter dated June 26, 1998) constitutes the entire agreement between Sensys Technologies Inc. and Donald Reiser with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral. This Agreement may not be altered or amended except by a written document executed by all of the parties.

                                           EMPLOYEE:


/s/ C. Knoernschild                        /s/ Donald Reiser
---------------------------------          ------------------------------------
Witness                                    Donald Reiser


Date 6-29-98
---------------------------------
                                           SENSYS TECHNOLOGIES INC.:


/s/ C. Knoernschild                        /s/  S.R. Perrino
---------------------------------          ------------------------------------
Witness                                    By:
                                           Title: President
                                           ------------------------------------

Date 6-9-98
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